UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

CARVANA CO.
(Exact name of registrant as specified in its charter)

Delaware		001-38073		81-4549921
(State or other jurisdiction of incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

		1930 W. Rio Salado Parkway
	Tempe	Arizona	85281
		(Address of principal executive offices, including zip code)

(480) 719-8809
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	CVNA	New York Stock Exchange

Item 8.01 Other Events.

On September 23, 2020, Carvana Co. (the “Company”) entered into a purchase agreement (the "Purchase Agreement") with the guarantors named therein (the "Guarantors") and J.P. Morgan Securities LLC, as representative for the several initial purchasers named therein (the "Initial Purchasers"). Pursuant to the Purchase Agreement, the Company has agreed to sell to the Initial Purchasers, and the Initial Purchasers have agreed to purchase from the Company, $500.0 million aggregate principal amount of 5.625% senior notes due 2025 (the "2025 Notes") and $600.0 million aggregate principal amount of 5.875% senior notes due 2028 (the "2028 Notes" and together with the 2025 Notes, the "Notes") . The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities. The sale of the Notes is expected to close on October 2, 2020, subject to customary closing conditions.

On September 23, 2020, the Company issued a press release announcing that it had upsized and priced the private placement of the Notes. A copy of the press release relating to the pricing of the Notes offering is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Cautionary Information Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws. Statements relating to, among other things, the offering of the Notes, potential changes in market conditions, and the use of the net proceeds constitute forward-looking statements. For a description of factors that may cause the Company’s actual results, performance or expectations to differ from any forward-looking statements, please review the information under the heading “Risk Factors” included in Item 1A of the Company’s 2019 Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2019, May 6, 2020 and August 5, 2020, respectively and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this Current Report on Form 8-K are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 23, 2020, relating to the pricing of the Notes offering.
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 23, 2020	CARVANA CO.

		By:	/s/ Paul Breaux
		Name:	Paul Breaux
		Title:	Vice President, General Counsel and Secretary